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                                                                    EXHIBIT 23.1

(HAZLETT, LEWIS & BIETER, PLLC LOGO)




            Consent of Independent Registered Public Accounting Firm




We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated March 3, 2005, with respect to the consolidated financial statements of Mountain National Bancshares, Inc. and subsidiary, included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


/s/ Hazlett, Lewis & Bieter, PLLC

Chattanooga, Tennessee
September 15, 2005










Market Court, Suite 300 - 537 Market Street - Chattanooga, Tennessee 37402-1239
                           - Telephone (423) 756-6133

    Fax: (423) 756-2727 - E-mail:hlb@hlbcpa.com - Web:http://www.hlbcpa.com